Exhibit 99.2

QUEPASA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF SHAREHOLDERS – [*] AT [*]

VOTING INSTRUCTIONS
If you vote by phone or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
PHONE:	Call 1 (800) [***-****]
INTERNET:	https://www.[*].com

Control ID:
Proxy ID:
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MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
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IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2011

(Print Name of Shareholder and/or Joint Tenant)

(Signature of Shareholder)

(Second Signature if held jointly)

Proposal:

1.           To approve the issuance of shares of common stock in connection with the Merger and the Related Financing.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

2.           To approve an increase in our authorized common stock from 50 million to 100 million shares.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

3.           To approve our reincorporation in Delaware.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

4.           To approve an amendment to our 2006 Stock Incentive Plan authorizing an additional 2,000,000 shares to be available for grant.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

5.           To approve any adjournment of the Special Meeting for any reason, including, if necessary, to solicit additional proxies if there are not sufficient votes to approve one or more of the proposals.

FOR  ☐     AGAINST  ☐     ABSTAIN  ☐

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